Exhibit 16.1


June  26,  2002

Office  of  the  Chief  Accountant
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Gentlemen:

We have read Item 4 of the Form 8-K dated June 20, 2002, of Racing Champions Ertl Corporation and are in agreement with the statements contained in the 2nd, 3rd and 4th paragraphs therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Yours  faithfully,

/s/  Ernst  &  Young  LLP

Ernst  &  Young  LLP